EXHIBIT 99.1
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               IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE
                          IN AND FOR NEW CASTLE COUNTY






LEVCO ALTERNATIVE FUND, LTD. and            :
PURCHASE ASSOCIATES L.P.,                   :
                                            :
                Plaintiffs,                 :
                                            :
           v.                               :   Civil Action
                                            :   No. 19771
THE READER'S DIGEST ASSOCIATION, INC.;      :
THOMAS O. RYDER; JONATHAN B. BULKELEY;      :
HERMAN CAIN; LYNNE V. CHENEY; M. CHRISTINE  :
DeVITA; JAMES E. PRESTON; LAWRENCE R.       :
RICCIARDI; C. J. SILAS; WILLIAM J. WHITE;   :
ED ZSCHAU; DeWITT                           :
WALLACE-READER'S DIGEST FUND; and LILA      :
WALLACE-READER'S DIGEST FUND,               :
                                            :
                Defendants.                 :
                                            :
                           - - -

                           Chancery Courtroom No. 106
                           135 Daniel Herrmann Courthouse
                           1000 North King Street
                           Wilmington, Delaware
                           Thursday, August 8, 2002
                           2:09 p.m.

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BEFORE:  HON. WILLIAM B. CHANDLER, III, Chancellor.

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                    RULING OF THE COURT


       ----------------------------------------------
                    CHANCERY COURT REPORTERS
                 135 Daniel L. Herrmann Courthouse
                     1000 North King Street
                      Wilmington, DE 19801
                         (302) 577-2447


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APPEARANCES:

      LAWRENCE C. ASHBY, ESQ.
      RICHARD D. HEINS, ESQ.
      PHILIP TRAINER, JR., ESQ.
      Ashby & Geddes
              -and-

      DENNIS J. BLOCK, ESQ.
      JONATHAN O. POLKES, ESQ.
      JASON M. HALPER, ESQ.
      of the New York Bar
      Cadwalader, Wickersham & Taft
         for Levco Plaintiffs

      JOSEPH A. ROSENTHAL, ESQ.
      Rosenthal, Monhait, Gross & Goddess, P.A.
              -and-
      ARTHUR N. ABBEY, ESQ.
      JAMES S. NOTIS, ESQ.
      of the New York Bar
      Abbey Gardy, LLP
         for Class Plaintiff Carole Lang in Civil Action No.
         19574

      JESSE A. FINKELSTEIN, ESQ
      J. TRAVIS LASTER, ESQ.
      Richards, Layton & Finger, P.A.
              -and-
      PAUL K. ROWE, ESQ.
      THEODORE N. MIRVIS, ESQ.
      MICHAEL SCHWARTZ, ESQ.
      WILLIAM SAVITT, ESQ.
      of the New York Bar
      Wachtell, Lipton, Rosen & Katz
         for Defendants The Reader's Digest Association, Inc.; Thomas O. Ryder; Jonathan B. Bulkeley; Herman Cain; Lynne V. Cheney; James E. Preston; Lawrence R. Ricciardi; William J. White; and Ed Zschau


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APPEARANCES:  (Continued)

      JOHN G. HARRIS, ESQ.
      Reed Smith LLP
              -and-
      ALAN S. GOUDISS, ESQ.
      PAUL S. HESSLER, ESQ.
      of the New York Bar
      Shearman & Sterling
         for Defendants M. Christine DeVita; C. J. Silas;
         DeWitt Wallace-Reader's Digest Fund; and Lila
         Wallace-Reader's Digest Fund

                                  - - -


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             THE COURT:  Thank you, Mr. Rowe.

             I do have, I think, some obligation, counsel, to provide you with a very prompt answer. And I say that because I recognize that today's the 8th. It's almost 5 o'clock. So we're near the end of the day today. You have a vote coming up on the 14th where this recapitalization will be put to the voting shareholders to vote upon. In light of that, and in order to protect the parties' ability to seek any kind of review they might want to seek, I think the best thing for me to do is to try to provide you my views about this now.

             I do that, having very carefully read the briefs that you've submitted and listened to your arguments today. Those arguments were very ably made on all sides. I have to compliment counsel for that under such extreme time pressures. I imposed that on you, and I apologize for doing so, but you have done an exceptional job of crystalizing the issues for me. Unfortunately, I'm not going to be able to approach the level of thoroughness that you have in addressing the various issues you put before me. I'll have to do it in a rather abbreviated fashion. But I think in light of the approaching day of the vote, it's important to do so.

             The interesting thing about this, in a way, is that it is, as we all remarked, historic that we're having perhaps the last preliminary injunction argument in a large


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corporate case in this courthouse, is the contrast between this case in some ways with all the cases that have sort of come before us in the past and that I've been familiar with, at least. Those cases had arguments about an effort by some party or some entity to assume control, to take charge and control of a corporation and whether or not that was fairly done or whether the defenses adopted or implemented to prevent that from happening were properly employed. This case doesn't fit in any of those neat categories. Here, control is being dispersed generally to all the shareholders of the company, Reader's Digest, and, therefore, this case isn't really in that classic mold that we're familiar with.

             Here, the plaintiffs' argument breaks down along two lines. It breaks down along one fault line being: Does the transaction, as it's currently structured, contravene or in some way conflict with the requirements of the corporation's charter? And that's, as all have said, a straight contract analysis that the Court employs when that is the issue. The Court looks at the language of the charter and reads it in light of the transaction as it's structured. The question then is: Is the transaction permissible or not in light of that language? That is a straightforward, garden-variety contract approach to the Court's analysis.

             The other fault line is whether the


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transaction, as structured, with the way it was developed and finally adopted by the board, along with certain other features of the plan; that is, whether the proposed charter amendments - pejoratively referred to as the entrenchment amendments by the plaintiffs - are consistent with the directors' fiduciary duties to all of the stockholders. And those two questions, then, are what are clearly presented to me.

             There are two ancillary claims made. By virtue of these issues almost being totally absent from the oral argument, however, I think tells you that the parties haven't really believed in the strengths of these issues. The first is whether or not there were certain disclosure violations in connection with the prospectus or the proxy. That being almost completely absent from the argument today tells me that there isn't much invested in that claim in the way of belief in its strength. Likewise, the second ancillary issue asserted by the Levco plaintiffs - I'll call it the Unocal claim - strikes me, by virtue of its absence from most of the argument today, even though it's in the briefing and I will address it, as one that is not made with a great deal of force or with stout heart by the plaintiffs.

             So let me turn, first, then, to what I believe is really the major battleground between the parties in this litigation, and that's over the meaning of the charter.


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Article IV of the charter concerns itself with authorized shares. It begins by stating how many shares of each class are authorized; and then it states that the designations and the powers, preferences, et cetera, other special rights, "and the qualifications, limitations, and restrictions of the shares of each such class of the capital stock of the corporation are as follows:" The certificate then has a variety of subsections that I think go from (a) through
(m). These subsections describe the annual dividends, dividend and liquidation preferences, redemption preferences, and prices, voting rights, forced redemption rights, conversion rights, and other rights and powers for the various classes of preferred and common stock.

             Basically these provisions describe the nature of the equity interest in the corporation represented by each type of stock. The only provision in this section that addresses the common stock is subsection (1) of
Article IV. Its language has been read several times today, so I won't repeat that rather long provision again. I did read it myself, however, to make sure you weren't playing with the words a bit.

             There are three basic arguments that flow from the plaintiffs as to why this recapitalization, as it's currently structured, conflicts with the language of subsection (1). The first argument seizes on the phrase "shall


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participate, share and share alike in all dividends." The effect of the recapitalization may be similar to a dividend, but that doesn't make it into a dividend. A dividend is a distribution of assets of the company to the shareholders on a pro-rata basis. It doesn't change the underlying characteristics of the stock, as this recapitalization does. So that language simply doesn't carry the day.

             The second argument focuses on the next part of that phrase, "shall participate, share and share alike in all distributions of assets upon liquidation or otherwise." Now, there's no claim that this is a liquidation. The allegation, instead, is that this is some other type of extraction of assets. This is where Mr. Block's invocation of Webster is used to try to convince me that the phrase "or otherwise" is the operative term here, that this is a distribution in a sense in some other or different manner. I think the main point here, again, is that the company isn't distributing assets when it reclassifies stock. Therefore, the phrase "or otherwise," isn't some separate category read independently of the phrase preceding it, and it doesn't mean anything other than a different way of distributing the assets than liquidation. But this isn't a liquidation, and that's the fundamental point that I think differentiates this recapitalization from a distribution of assets upon a


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liquidation or in some other manner.

             The next line of attack in this argument is to focus on the language "shall be identical in all other respects." Now, the purpose of Article IV is to describe the nature of the equity interest in the company represented by each class of authorized shares. What the drafters of the certificate are addressing here is all of the other rights listed in the first paragraph of
Article IV and addressed in all of the subsections, I think (a) through (k) - liquidation preferences, redemption preferences, conversion rights, and so on. In all of these other respects, Class A and Class B are identical. Nothing in this statement mandates, however, that the two classes be treated equally for all purposes, or that they're worth the same amount, or that they should receive the same consideration. If this language meant that the classes should be treated equally, then much of this subsection would be entirely unnecessary and superfluous.

             For example, the very language that was emphasized by the plaintiffs earlier, that "the classes will participate share and share alike in all dividends and distributions of assets" would be completely superfluous and unnecessary. Moreover, it strikes me that if the "identical in all other respects" language meant "treated equally by the corporation," then I suppose that the rights and attributes of

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the two classes of common stock vis-a-vis the earlier-described preferences and redemption rights, and so on, would be left undefined.

             So finally, I have to conclude that the plaintiffs' argument makes no sense, because it assumes that shares of the two classes of common stock are worth the same amount. That is, under the plaintiffs' interpretation, if the company wanted to redeem shares, it would have to redeem shares of both classes and would have to pay the same amount of money for each, even though the classes are worth different amounts. Undoubtedly, since the Class A stock has historically traded at a premium to the B stock, the plaintiffs would have objected to such action by Reader's Digest. Such an unusual result, the declaration that, in the eyes of the company, the classes are worth the same amount even though one of them has all the voting power, would certainly need to be made clear, explicit, and express, for example, through a statement that holders of the two classes would receive equal amounts of consideration in the event of any reorganization, consolidation, or merger.

             That's precisely the point I think that's been made by Mr. Laster and Mr. Rowe, that other companies, in fact, have done so, and they are quite able to be written in a fashion that makes that abundantly clear. That's why, in the end, I cannot accept the argument of the plaintiffs concerning

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the interpretation of Article IV in the charter as somehow making this proposed transaction ultra vires.

             Now I turn to the other points that have been made. Essentially those are that the transaction, as structured, violates our principle of entire fairness in light of the argument that the special committee and the board is conflicted and that the price that was actually achieved through this process also is unfair. Putting to one side the question of who shoulders the burden of proof on that, in my judgment, the evidence - albeit provisional and very limited at this stage - the evidence would not support the view that the plaintiffs are likely to succeed ultimately on the merits in demonstrating that the structure of the transaction, the negotiation by the special committee and the members who populated that special committee were somehow not independent and were unable to bargain at arm's length in a fashion likely to demonstrate a fair and genuinely negotiated price for this recapitalization.

             Likewise, on the issue of price, I'm inclined to agree at this provisional stage that the most relevant measure of the size of a premium is its relation to the total value of the company (here, I think the number was something on the order of 2.6 percent) rather than the methodology that the plaintiffs' expert has attempted to use. That methodology is


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affected by stock market fluctuations that occurred much later after this transaction was structured and I don't believe fairly defines the question of whether or not this is a fair and reasonable price for the recapitalization or premium for the B stockholder.

             Then the final argument that I think has any force at all concerns two questions: one, regarding the Unocal claim, and the second concerning the disclosure violations. As to those, nothing has convinced me that the proxy fails to disclose relevant and material information to the stockholders, even those who aren't voting on this transaction. I've read it. It's many, many pages long. It's extremely detailed. It seems to me it describes fully the process by which the special committee negotiated the recapitalization. It describes in detail all the nature of that proposal. It also alludes to the Highfields proposal and describes that, I believe. So none of the disclosure arguments, it seems to me, are likely to be proven successful ultimately at a trial. And so I think the plaintiffs fail on that prong of the injunction standard as well.

             The Unocal claim, I've struggled hard to understand this claim, because it does not fit the example of what I think typically we see where a company or a board has adopted a provision designed to thwart a potential acquirer


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from obtaining control. These were amendments that were proposed and adopted as part of the recapitalization. They effectively mean that in the future, if a potential acquirer were to make overtures, they may enable this board of directors to have time to respond to that in a meaningful way. They clearly are not per se illegal under Delaware law. These provisions are fairly typical and fairly typically adopted by boards of directors of Delaware corporations. Here, there's no indication that there was an immediate threat the board perceived; and if there were, even if the Highfields proposal were viewed in some fashion that way or there was some other indication, there's nothing to suggest that this set of amendments would be disproportionate or preclusive or coercive, as the standards require us to consider. And at this stage, at least, I don't believe the plaintiffs have a fair chance of success on the merits of that claim, either.

             Given that I've concluded as above, I don't need to reach the other standards for injunctive relief, the irreparable injury or the balance of the equities requirements. And so I'll leave it at that.

             Counsel, I do appreciate your availability and -- and the work you've done in the very short, compressed time we've had. And I thank you.

             Court's in recess.

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                       MR. BLOCK:  Thank you, Your Honor.

                       MR. ROWE:  Thank you, Your Honor.

                      (Court adjourned at 4:56 p.m.)

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                                  CERTIFICATION

             I, NEITH D. ECKER, Official Reporter for the Court of Chancery of the State of Delaware, do hereby certify that the foregoing pages numbered 4 through 13 contain a true and correct transcription of the ruling as stenographically reported by me at the hearing in the above cause before the Chancellor of the State of Delaware, on the date therein indicated, which was revised by the Chancellor.

             IN WITNESS WHEREOF I have hereunto set my hand at Wilmington this 9th day of August 2002.

                             /S/ NEITH D. ECKER
                           --------------------------
                            Official Reporter for the
                            Court of Chancery of the
                                State of Delaware
                                 CSR No. 113-PS